EX-99.77Q1(e) - Exhibits; Copies of Any New or Amended Investment Advisory Contracts
                          referred to in answer to sub-item 77I
                          ----------------------------------------------------


Form of Fee Waiver Agreement between Goldman Sachs Asset Management, L.P. and Goldman Sachs Trust relating to the Commodity Strategy Fund is incorporated herein by reference to Exhibit (h)(27) to Post-Effective Amendment No. 222 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission July 28, 2009 (Accession No. 0000950123-09-026387).

Amended Annex A dated November 19, 2009 to the Management Agreement dated April 30, 1997 is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 226 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).